EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS

      We consent to the inclusion in this annual report on Form 10-K of Omnicom Group Inc. of our report dated April 7, 1995, which includes an explanatory paragraph on the ability of the company to continue as a going concern, of our audits of the consolidated financial statements of Chiat/Day Holdings, Inc. for the two years ended October 31, 1994.




                                                      COOPERS & LYBRAND LLP


Sherman Oaks, California
March 25, 1996